Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

February 25, 2025	OTCQB: FTCO

FORTITUDE GOLD REPORTS 2024 FINANCIAL RESULTS

COLORADO SPRINGS – February 25, 2025 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its year-end 2024 results including $37.3 million net sales, $1.4 million pretax income, $966 per gold ounce total all in sustaining cost, $12.9 million in exploration expense, and $11.6 million cash dividends to shareholders. The Company confirmed its previously announced preliminary 2024 annual production of 16,472 gold ounces. The Company also reported an estimated 43,000 recoverable gold ounces on the Isabella Pearl heap leach pad on December 31, 2024.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and substantial dividend yield.

2024 ANNUAL HIGHLIGHTS

●	$37.3 million net sales;
●	$27.1 million cash balance on December 31, 2024;
●	16,472 gold ounces and 66,880 silver ounces produced;
●	$37.7 million working capital at December 31, 2024;
●	$11.6 million dividends paid;
●	$1.4 million pretax income;
●	$18.3 million mine gross profit;
●	$12.9 million exploration expenditures;
●	$827 total cash after by-product credits per gold ounce sold*; and
●	$966 per ounce total all in sustaining cost.

* The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

“2024 was another successful year of low-cost gold production, solid financial results, significant exploration investment, and strong shareholder cash dividends totaling $11.6 million dollars,” stated Fortitude Gold CEO and President, Mr. Jason Reid. “We were also very pleased with the United States Presidential election results this past November.  The past four years have been very difficult for the mineral extraction industry as the prior administration dramatically slowed down, obstructed, and created a backlog in permitting.  After four brutal years of the Biden Administration, I am relieved and optimistic looking forward towards permitting our numerous projects awaiting advancement.”

Mr. Reid continued, “For 2025, we are currently evaluating our Isabella Pearl open pit for a potential pit wall layback to access additional high-grade oxide and oxide transitional ore to the southeast. We remain focused on obtaining the permits to move our County Line project into production.  We are also advancing targets along our Isabella Pearl trend like Scarlet and Scarlet North. Under the new Federal Administration, we are more optimistic we can obtain additional permits for larger areas of exploration, as well as advance our mine permits for our Golden Mile project.”

Mr. Reid continued, “We will not be providing a 2025 production outlook, due to the permit timing uncertainty to build County Line, which was created by the previous Administration’s permit backlog.  In addition, forecasting the residual leach of the estimated 43,000 gold ounces on the heap leach pad’s variable decline curve is a challenge.  We look forward to receiving the needed permits to build our next mine and are already seeing a positive change in the regulators and are optimistic on the Trump Administration’s new candidate to lead the Bureau of Land Management.”

2024 Overview

For the year ended December 31, 2024, the Company sold 15,825 gold ounces at a total cash cost after by-product credit of $827 per gold ounce, and a realized 2024 average sales price for gold of $2,371 per ounce. The Company recorded revenues of $37.3 million, and pretax net income of $1.4 million.

The following Sales Statistics table summarize certain information about our operations for the years ended December 31, 2024 and 2023:

	Year ended December 31,
	2024	2023
Metal sold
Gold (ozs.)	15,825	37,836
Silver (ozs.)	61,536	78,744
Average metal prices realized (1)
Gold ($per oz.)	2,371	1,939
Silver ($per oz.)	27.56	23.41
Precious metal gold equivalent ounces sold
Gold Ounces	15,825	37,836
Gold Equivalent Ounces from Silver	715	951
	16,540	38,787

Total cash cost before by-product credits per gold ounce sold	$934	$585
Total cash cost after by-product credits per gold ounce sold	$827	$536
Total all-in sustaining cost per gold ounce sold	$966	$656
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics table summarize certain information about our operations for the years ended December 31, 2024 and 2023:

	Year ended December 31,
	2024	2023
Ore mined
Ore (tonnes)	447,304	455,576
Gold grade (g/t)	0.57	2.52
Low-grade stockpile
Ore (tonnes)	—	2,118
Gold grade (g/t)	—	0.46
Waste (tonnes)	1,380,067	1,430,824
Metal production (before payable metal deductions)(1)
Gold (ozs.)	16,472	37,996
Silver (ozs.)	66,880	79,825
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

Isabella Pearl Project Update

Current planned mine operations at Isabella Pearl are projected to conclude the first half of 2025.  The Company is evaluating and modeling a possible pit layback to access oxide and transitional ore located in the southeast portion of the current pit that could extend mine operations.  The Company did not update its 2022 Isabella Pearl SEC S-K 1300 TRS report, as Isabella Pearl deposit mining is projected to conclude by mid-2025.

Projects Update

The Company is currently awaiting multiple permits from the Bureau of Land Management (“BLM”) to advance its next mining operations.  The County Line project is expected to be the Company’s next producing mine and has advanced significantly through the permitting process.  County Line has the potential to supply gold ore to the Isabella Pearl heap leach pad and ADR facility, which is located 19 miles to the southeast of County Line along Nevada Route 361, for gold processing and final gold doré production.  The Company believes County Line construction and capital development costs could be considerably reduced since the project is designed without processing facilities, nor a heap leach pad, and is to be mined similarly to an aggregate or gravel operation whereby ore is mined, crushed, and hauled to the nearby Isabella Pearl process facility.

A Plan of Operations has been filed with the BLM for the Golden Mile project.  The Company is advancing a phase one open pit shell design and potential mine development at its Golden Mile property.  A phase one open pit would target production from surface and near surface gold mineralization with further delineation efforts expected to add additional open pit phases.  The development plan is to then add pit laybacks (similar in concept and execution of the pit phases at the Company’s Isabella Pearl Mine) as further delineation of the mineralization allows.

The Company is evaluating filing a permit modification with the BLM in the coming weeks to expand the current Isabella Pearl mine plan boundary.  A boundary modification and expansion to the northwest would include the Scarlet and Scarlet North targets, as well as additional prospective exploration ground in that area.  The Company has discovered surface and near surface high-grade gold at Scarlet North with a proximity of 700 meters from its Isabella Pearl processing facility.  By expanding the mine plan boundary to include the Scarlet and Scarlet North targets, the Company may be able to accelerate the time required to potentially open these areas up to open pit mining.

Exploration Programs

The Company invested $12.9 million in exploration spending in 2024.  Exploration drill programs focused on multiple property targets including the Isabella Pearl mineralized trend with Scarlet North, County Line, and East Camp Douglas’ northern veins and southern lithocap targets.  The Company expects to reduce its 2025 exploration budget as it awaits BLM permits to move its County Line project into development and production, focusing on property mapping and geologic model interpretations.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the years ended December 31, 2024 and 2023, its financial condition at December 31, 2024 and 2023, and its cash flows for the years ended December 31, 2024 and 2023. The summary data as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 is derived from its audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2024, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$27,082	$48,678
Gold and silver rounds/bullion	1,907	1,532
Accounts receivable	—	42
Inventories	11,641	23,848
Prepaid taxes	200	355
Prepaid expenses and other current assets	1,025	811
Total current assets	41,855	75,266
Property, plant and mine development, net	26,287	25,365
Operating lease assets, net	—	631
Deferred tax assets	—	2,860
Leach pad inventories	53,577	30,533
Other non-current assets	386	344
Total assets	$122,105	$134,999
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,637	$3,881
Operating lease liabilities, current	—	631
Mining taxes payable	592	2,309
Other current liabilities	903	1,133
Total current liabilities	4,132	7,954
Asset retirement obligations	9,880	6,500
Total liabilities	14,012	14,454
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at December 31, 2024 and December 31, 2023	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,173,209 shares outstanding at December 31, 2024 and 24,084,542 shares outstanding at December 31, 2023	242	241
Additional paid-in capital	105,207	104,020
Retained earnings	2,644	16,284
Total shareholders' equity	108,093	120,545
Total liabilities and shareholders' equity	$122,105	$134,999

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2024 and 2023
(U.S. dollars in thousands, except share and per share amounts)

	Year ended
	December 31,
	2024	2023
Sales, net	$37,334	$73,073
Mine cost of sales:
Production costs	12,894	19,997
Depreciation and amortization	5,865	11,557
Reclamation and remediation	242	288
Total mine cost of sales	19,001	31,842
Mine gross profit	18,333	41,231
Costs and expenses:
General and administrative expenses	5,938	5,003
Exploration expenses	12,906	17,217
Other income, net	(1,910)	(1,961)
Total costs and expenses	16,934	20,259
Income before income and mining taxes	1,399	20,972
Mining and income tax expense	3,441	3,955
Net (loss) income	$(2,042)	$17,017
Net (loss) income per common share:
Basic	$(0.08)	$0.71
Diluted	$(0.08)	$0.70
Weighted average shares outstanding:
Basic	24,160,948	24,079,483
Diluted	24,160,948	24,206,399

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2024 and 2023
(U.S. dollars in thousands, except share and per share amounts)

	Year ended
	December 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(2,042)	$17,017
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	6,055	11,656
Stock-based compensation	1,111	230
Deferred taxes	2,860	(1,578)
Reclamation and remediation accretion	242	288
Reclamation payments	(150)	(194)
Unrealized gain on gold and silver rounds/bullion	(393)	(105)
Other operating adjustments	(12)	(53)
Changes in operating assets and liabilities:
Accounts receivable	42	(42)
Inventories	(11,107)	(6,001)
Prepaid expenses and other current assets	(214)	(81)
Other non-current assets	(42)	(4)
Accounts payable and other accrued liabilities	(1,426)	1,037
Income and mining taxes payable	(1,562)	807
Net cash (used in) provided by operating activities	(6,638)	22,977

Cash flows from investing activities:
Capital expenditures	(3,464)	(5,423)
Purchase of gold and silver rounds/bullion	—	(1,452)
Other investing activities	30	24
Net cash used in investing activities	(3,434)	(6,851)

Cash flows from financing activities:
Dividends paid	(11,598)	(12,521)
Proceeds from exercise of stock options	77	60
Repayment of loans payable	(3)	(29)
Repayment of capital leases	—	(12)
Net cash used in financing activities	(11,524)	(12,502)

Net (decrease) increase in cash and cash equivalents	(21,596)	3,624
Cash and cash equivalents at beginning of period	48,678	45,054
Cash and cash equivalents at end of period	$27,082	$48,678

Supplemental Cash Flow Information
Income and mining taxes paid	$2,509	$4,724
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$(46)	$167
Change in estimate for asset retirement costs	$2,937	$317
Right-of-Use assets acquired through operating lease	$—	$631

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com